SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) MARCH 25, 2004
                                                 --------------

                            INTERPHARM HOLDINGS, INC.
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               (Exact name of Registrant as specified in charter)

         Delaware                       0-22710               13-3673965
 -------------------------           ------------          -------------------
 (State or other jurisdic-           (Commission            (IRS Employer
  tion of incorporation)              File Number)         Identification No.)


               69 Mall Drive, Commack, New York             11725
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          (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:    (631) 543-2800
                                                       --------------

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On March 25, 2004, Bhupatlal K. Sutaria, an Interpharm Holdings, Inc. (the "Company") Director and its President, and Praveen Bhutani, a Director, resigned their directorships. Mr. Sutaria resigned his directorship in order to enable him to focus solely on his responsibilities as President of the Company. Mr. Bhutani resigned in order to pursue other interests. Neither Mr. Sutaria's, nor Mr. Bhutani's resignation was the result of any disagreement with the Company, its officers or directors regarding its operations, policies, practices, public reports or disclosures.


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         At a Board of Directors meeting held on March 25, 2004, the Company accepted the resignations of Messrs. Sutaria and Bhutani and appointed Dr. Mark Goodman and James Charles to the Board of Directors.

         Dr. Goodman has been a cardiologist for more than 30 years and is currently in private practice and is affiliated with Winthrop University Hospital in Mineola, New York and North Shore University Hospital in Manhasset, New York. Dr. Goodman has participated in a number of drug trials as a primary investigator for a number of drug companies, including, Pfizer, Ciba Pharmaceuticals and Kos Pharmaceuticals. Dr. Goodman has also served on advisory panels to Medtronic Pacemaker Corporation and Bristol-Myers Squibb Company.

         Mr. Charles served as the Company's Chief Financial Officer from January, 1999 through January, 2004. Prior to his service with the Company, Mr. Charles was a financial consultant to several public companies from 1994 through 1998. Mr. Charles was also the Chief Financial Officer of a printing company from 1991-1994 and a partner at Ernst & Young from 1966-1991.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             INTERPHARM HOLDINGS, INC.


April 20, 2004               By: /S/ GEORGE ARONOSON
                                 -----------------------------------
                                 George Aronson
                                 Chief Financial Officer


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